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                                   EXHIBIT 11
                            Lindsay Manufacturing Co.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              For the three months ended November 30, 1997 and 1996
                 (Dollars in thousands except per share amounts)
                                   (Unaudited)


COMPUTATION OF PRIMARY PER SHARE EARNINGS                 Three Months Ended
                                                     ----------------------------
                                                       November         November
                                                         1997             1996
                                                     -----------      -----------
1.  Weighted average shares outstanding .......        9,390,459        9,523,745
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock          464,014          567,349
                                                     -----------      -----------
3.  Average number of common and common
       equivalent shares outstanding ..........        9,854,473       10,091,094
                                                     ===========      ===========

4.  Net earnings for per share computation ....      $     4,692      $     4,809
                                                     ===========      ===========

5. Net earnings per average common and common
       equivalent shares outstanding ..........      $      0.48      $      0.48
                                                     ===========      ===========


COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS           Three Months Ended
                                                     ----------------------------
                                                       November         November
                                                         1997             1996
                                                     -----------      -----------
1.  Weighted average shares outstanding .......        9,390,459        9,523,745
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock          464,014          567,349
                                                     -----------      -----------
3.  Average number of common and common
       equivalent shares outstanding ..........        9,854,473       10,091,094
                                                     ===========      ===========

4.  Net earnings for per share computation ....      $     4,692      $     4,809
                                                     ===========      ===========

5. Net earnings per average common and common
       equivalent shares outstanding ..........      $      0.48      $      0.48
                                                     ===========      ===========